Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated June 28, 2021, which includes an explanatory paragraph regarding the substantial doubt about Newtown Lane Marketing, Incorporated's ability to continue as a going concern, relating to the financial statements of Newtown Lane Marketing, Incorporated, included in this Registration Statement on Form S-1 of Appgate, Inc.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

January 28, 2022